UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 407-9100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
The disclosure responsive to this Item 1.01 is incorporated herein by reference from Item 5.02 of this Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2009, Image Entertainment, Inc. (“the Company”) entered into new employment agreements (collectively, the “Employment Agreements”) with each of Mr. Jeff M. Framer, Mr. Derek “Rick” Eiberg and Mr. Bill Bromiley (collectively, the “Officers”), effective as of March 31, 2009. The term of the Employment Agreements extends to March 31, 2011 and is subject to renewal options.
Mr. Framer will continue to serve as President of the Company and will receive an annual base salary of $400,000. Mr. Framer will report to the Board. Mr. Framer will continue to perform the duties of Chief Financial Officer until his replacement is identified and appointed.
Mr. Eiberg will continue to serve as Chief Operating Officer of the Company and will receive an annual base salary of $300,000. Mr. Eiberg will report to the Company’s President.
Mr. Bromiley will continue to serve in his current position as Chief Acquisitions Officer of the Company and will receive an annual base salary of $375,000. Mr. Bromiley will report to the Company’s President.
Under the terms of the Employment Agreements, each of the Officer’s compensation will include insurance benefits, coverage of business travel expenses, four (4) weeks of annual paid vacation time, the opportunity to earn bonus compensation and stock options through a bonus compensation plan and/or stock option plan to be developed by the Company’s board of directors, and an annual car allowance of $12,600. Under the terms of the Employment Agreements, the Company may terminate the Officers’ employment with or without Cause, and the Officers may terminate their employment with the Company for Good Reason, as such terms are defined in the Employment Agreements. In the event that the Company terminates an Officer’s employment with Cause, the Company’s obligations under the Employment Agreement will cease without further liability, and the Officer will not be entitled to receive any severance, fringe benefits, or other compensation under the Employment Agreement. Furthermore, should the Company terminate the Officer’s employment without Cause, or should the Officer’s term of employment expire without the parties’ agreement to extend the term of employment, the Company will pay the Officer (i) six (6) months base salary without vacation accrual, (ii) bonus compensation not previously paid during any prior period, and (iii) six months of insurance continuation under COBRA.
The foregoing description of the Employment Agreements and Amendments does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, effective as of March 31, 2009, between the Company and Jeff. M. Framer.

10.2	Employment Agreement, effective as of March 31, 2009, between the Company and Rick Eiberg.

10.3	Employment Agreement, effective as of March 31, 2009, between the Company and Bill Bromiley.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.
Dated: April 10, 2009	By:	/s/ MICHAEL B. BAYER
		Name:	Michael B. Bayer
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement, effective as of March 31, 2009, between the Company and Jeff. M. Framer.

10.2	Employment Agreement, effective as of March 31, 2009, between the Company and Rick Eiberg.

10.3	Employment Agreement, effective as of March 31, 2009, between the Company and Bill Bromiley.